Exhibit 99.1

Auddia Announces New Corporate Overview on Company Website

Webcast Scheduled at LD Micro Conference on Tuesday October 21, 2025 at 2:00 PM PT

Overview reflects previously announced proposals to restructure Auddia as a holding company delivering AI and web3 capabilities to portfolio companies as well as details of the B2B business model pivot for faidr

McCarthy Finney (NASDAQ: MCFN) identified as the name of the surviving public company assuming closing of the proposed business combination

Company name honors John McCarthy, the father of AI, and Hal Finney, the father of digital currency

BOULDER, CO / October 16, 2025 / Auddia Inc. (NASDAQ:AUUD) (NASDAQ:AUUDW) (“Auddia” or the “Company”), a technology company that has built a proprietary AI platform for audio identification and classification to reinvent how consumers engage with audio, today announced it has updated its corporate overview on the Company website.

The Company recently announced the signing of a non-binding LOI for a proposed business combination and restructuring which remains in progress as the parties continue to work towards executing definitive documents. The proposed business combination is aimed at restructuring Auddia as a holding company that will deliver AI and web3 (blockchain & crypto) capabilities to its portfolio companies.

In support of this mission, Auddia secured the URL for www.mccarthyfinney.com and reserved the NASDAQ ticker MCFN. To reflect the holding company’s AI focus, the name references John McCarthy who is a computer scientist widely considered to be the father of artificial intelligence and credited with the first use of the phrase. To reflect the holding company’s web3 focus, the name references Hal Finney who was instrumental in creating the concept of digital currency and was famously the counterparty to the first Bitcoin transaction initiated by Satoshi Nakomoto.

Auddia followed the LOI announcement with an announcement that the Company was shifting from a subscription based direct to consumer business model to a B2B business model focused on AI driven music discovery.

With the new corporate overview deck the Company is incorporating the business combination and restructuring activities while focusing the presentation of the Auddia business on the new B2B business model. The new deck can be viewed on the Company website at this link; Events & Presentations | Auddia | Investor Relations.

The Company will be presenting at the 19th Annual Main Event on Tuesday, October 21, 2025 at 2:00 PM PT at the Hotel del Coronado in San Diego, CA. Jeff Thramann, CEO and Chairman will be giving the presentation.

To schedule a meeting with management please email: ksmith@pcgadvisory.com.

Event: LD Micro Main Event XIX

Date: Tuesday, October 21, 2025

Time: 2:00 PM PT

Register to watch the virtual presentation https://ldmicrocasts.com/#register

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About Auddia Inc.

Auddia, through its proprietary AI platform for audio identification and classification, is reinventing how consumers engage with AM/FM radio, podcasts, and other audio content. Auddia’s flagship audio superapp, called faidr, brings multiple industry firsts to the audio streaming landscape that include:

•	ad free listening on any AM/FM music station
•	content skipping across any AM/FM music station
•	one touch skipping of entire podcast ad breaks
•	ad free listening to podcast partners

faidr also delivers exclusive content and playlists, and showcases exciting new artists, hand-picked by curators and DJs.

For more information, visit: www.auddia.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 about the Company's current expectations about future results, performance, prospects and opportunities. Statements that are not historical facts, such as "anticipates," "believes" and "expects" or similar expressions, are forward-looking statements. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of uncertainties and risks that could significantly affect the Company's current plans and expectations, as well as future results of operations and financial condition. These and other risks and uncertainties are discussed more fully in our filings with the Securities and Exchange Commission. Readers are encouraged to review the section titled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, as well as other disclosures contained in the Annual Report and subsequent filings made with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations:

Kirin Smith, President

PCG Advisory, Inc.

ksmith@pcgadvisory.com

www.pcgadvisory.com

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